Exhibit 99.2

ImageWare Systems, Inc.

Second Quarter 2006 Earnings Conference Call

August 15, 2005

11:00 a.m. EST

PARTICIPANTS:

Jim Miller, Chairman and CEO

Wayne Wetherell, Chief Financial Officer

PRESENTATION:

Operator:

Greetings, ladies and gentlemen.  And welcome to the ImageWare Systems second quarter 2006 earnings conference call.

At this time all participants are in a listen-only mode.  A brief question-and-answer session will follow the formal presentation.  If anyone should require operator assistance during the conference, please press star zero on your telephone keypad.

As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Mr. Wayne Wetherell, Chief Financial Officer of ImageWare Systems.

Thank you, you may begin.

Wayne Wetherell - ImageWare - CFO

Thank you, and good morning.  Before we start, we’d like you to please note that this call may contain forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  While these statements are meant to convey to the public the company’s progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management’s opinion.

While management believes such representation to be true and accurate based on the information available to the company, actual results may differ materially from those described.  The company’s operations and business prospects are always subject to risks and uncertainties.

Important facts that may cause actual results to differ are set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission.

Now I’d like to introduce Jim Miller, ImageWare’s Chairman and CEO.

Jim Miller - ImageWare - Chairman, CEO:

Thanks Wayne, good morning to all of you.  As always we appreciate your time and interest.  For those of you who might be new to our company, ImageWare Systems develops, markets, sells and supports multi-modal identity management software solutions which are used to provide products for the government and enterprise markets, with an emphasis on secure credential and law enforcement industries.

This morning we’ll want to take a look back at our second quarter and discuss a little bit about where we are in position today, and finally speak a little bit about our near term horizon prospects going forward.

Our second quarter experience validated our previous guidance that ID management projects are indeed moving forward.  Our revenues were up quarter and quarter and significantly up over the same period on a prior year comparison and we reduced our loss.

Following our announced strategy of partnering on large scale opportunities with large system integrators, during the past quarter we were awarded key project wins in Canada, where we were selected as the only subcontractor to Unisys in the electronic visa program being implemented by Immigration Canada to biometrically enable visa s issued to visitors to that country.  This win sets us up for our longer term goal of participation in both the next phase of the visa project in Canada as well as other countries, which implement similar projects, as well as participation in the Canadian passport project, which will involve a biometrically enabled travel document.

Here in the states we were pleased to partner with Ratheon Corporation, who licensed our flagship product the Biometric Engine in a seven figure licensing deal.

In Kansas we partnered with Sagem Morpho and were awarded the contract to provide the Kansas Bureau of Investigation with a photographic repository of all images made available to all the law enforcement agencies in that state on line.

Last but not least, we were awarded for the second straight year biometric product of the year award by Frost and Sullivan, following their award last year to our biometric engine with an award this year bestowed on our desktop security product.

As importantly for our company and our stockholders, ImageWare made significant progress in major U.S. federal initiatives, lining up as key subcontractors with large system integrators in programs such as Registered Traveler, where you may have noticed that just yesterday we announced our participation in the Fast Lane Option, or FLO alliance, with Microsoft, SafeLink, Johnson Controls, JP Morgan and Chase.

TWIC project, the secure border initiative, and HSPD 12, the biometrically-enabled identity management of all U.S. federal employees and their contractors.

In all of these major programs, as well as several international projects, we are partnering with one or more major system integrators and cutting right to the punch line, we like our chances in these opportunities and we like them very, very much.

See over the last year we’ve been pretty busy.  Some of you have asked are we concerned that we do not have direct customers who are major U.S. federal agencies.

First, we actually do have a number of those clients.  But, you know, no, we’re not that concerned.  As we’ve previously said on any number of occasions, our strategy is that a small software company works well and works best, with the usual suspects if you will that are already established major regular recipients of U.S. federal government contracts.

Not only do these partnerships validate our products when they’re selected, but these partners provide an already-existing customer base which can be leveraged for new projects, far better and far quicker than ImageWare can penetrate those markets from a standing start.

Consistent with that strategy, we have been intensely focused on introducing IW, a company that few in our own industry knew a year ago, to every major system integrator in North American, and I’m pleased to report to you this morning we have been extremely successful.

Ratheon, Hewlett-Packard, ACIC, EDS, Unisys, GE, Honeywell, Computer Associates, IBM, NEC, Lockheed and others, are all in teaming agreements with our company or in deep discussion regarding partnering.  We covered the reasons for that in prior calls.  We have the products that respond to their needs and we can deliver them today.

In turn they are engaged in bidding large projects, and you know that instinctively as companies such as those cannot literally afford to engage in anything else.

Today, virtually every system integrator in the market knows ImageWare, knows what we can do, and are engaged in how we can work with one another on one or more concrete funded projects.

This stand and start contrast in our situation a year ago where we were the best kept secret in our own industry.

The awareness of ImageWare is not only reflected in the increased visibility we have within the system integrator community, but also with those who follow our industry on the analytical side.  And that you can check out for yourself.

A year ago we might have had a rare mention in any report on our industry.  Today we are appearing as a listed industry player in reports by Frost and Sullivan and several other reports on biometrics industry authored by industry analysts.

We say again to those in the analyst community, as we say to current and prospective shareholders:  We offer a new and revolutionary software-based approach to a traditionally hardware-based market.

Our biometric engine, a flexible agnostic platform, supports 63 biometric algorithms and fingerprint, face, iris, DNA, palm, voice, signature and finger vein.

As well as supports 95 hardware devices that are used to capture that biometric data.

We provide a flexible software-based approach, which invites our alignment with a wide variety of system integrators and increases our ability to move successfully to market.

We have products with a demonstrated record of success, and products which, in the words of Frost and Sullivan, provide an outstanding strategic position for the company given the uniqueness of the product in the industry we serve.

Biometric-based identity management is a new industry but it’s here to stay and it’s going to grow.  And ImageWare’s revolutionary software approach which allows our customer to use the hardware and biometric algorithms of their choosing, is headed for critical mass.

It remains our view that as our products find their place in projects and become part of an ID management infrastructure, our enthusiasm and hard work in creating these partnerships and engaging in these projects will allow a rapid market deployment that will significantly enhance stockholder value.

Over the last number of months we’ve been focused on showcasing our company and our products to major system integrators for use in major North American projects.

So we would no longer have to answer the question:  Who is ImageWare?  Now they know.  Our company, our products, our skills and our commitment.  We accomplished this goal by adding half a dozen new employees in the beltway, and by the commitment of the senior management team to literally living in the region to ensure the execution of our plan.

Now, I state to you the obvious when I remind you that we are a company of precious resources.  Consequently but not surprisingly, I hope, you understand that we use these resources very carefully.

Over the last few months we’ve been focused on becoming well known in our industry.  Finite resources we sometimes need to pick a single core focus and that industry focus was ours.

While we needed to increase our marketplace visibility, we recognize that it came to some degree at the expense of additional traction in the investment community.  We recognize the importance of this traction, and we’re now prepared to move aggressively, and I mean with focus and purpose, to acquaint Wall Street and reacquaint Wall Street with our story.

Toward that end this morning I’m pleased to advise you that we have retained the firm of Lippert and Househorn as our investment relations advisor.  Their 22 years of successful experience in the IR field will help us chart and navigate our way to increased financial community awareness so that the investment community is familiar with IW as our industry partners are now.

Timing accounts for a lot in life and business and we hoped this morning to be able to discuss new projects and partners with you in some detail.  Due to timing and as importantly the terms of various confidentiality agreements, we cannot do as much of that as we’d like.

What we can say and we can say it in the strong test possible terms:  Is that we expect to report near-term success over the next 45 days and we want to make certain that the investment community is well acquainted with us and have us squarely on their radar when the timing favors our future announcements.

And with that, Wayne, do you want to --

Wayne Wetherell ImageWare - CFO

We’re ready for questions now.

Operator:

Thank you.  (Caller instructions) our first question comes from Jay Meyer with Miss (sic) Equity.  Please state your question.

<Q>:  MJSK Equity.  Thanks.  My question has to do with the NIST and your certification as a PIV middleware vendor.  Do you anticipate bidding yourselves, representing yourselves in those solicitations or would you expect to go exclusively through resellers potentially from the list that you named earlier?

<A>:  Jay, that’s a good question, the answer to that one is it’s probably going to end up being a little bit of both.  Predominantly our strategy is to go through those integrators that we listed and for the reasons I stated they’re already entrenched as contract holders in literally all of those agencies in one form or another.

So they have that traction.  We have been invited to discuss some direct participation with a couple of the agencies.  And of course, you know, we’re very happy to do that.

But predominantly we’re going to go through those systems integrators and, yeah, in some of the those folks are in the list that I enumerated, yes.

<Q>:  And are you currently an incumbent or a vendor of sorts for any particular agencies today and which ones?

<A>:  We have a number of federal customers at different levels.  We have traditionally done, for example, the ID credentialing and badging for FEMA.

We have done the ID credential and badging for the veterans administration.  We have been involved at work with the state department, with the Congress and the senate and those have been long-time customers of ours.

But notwithstanding that, you know, we favor very much the strategy that we have articulated of going forward with the large systems integrators, as I think history favors the awards to those larger companies of federal government business largely.

<Q>:  Very good.  Thanks.

<A>:  Yes, sir.

Operator:

  Your next question comes from Jeremy Grant with Sanford Group.  Please state your question.

<Q>:  Good morning.

<A>:  Good morning, Jeremy.

<Q>:  Just a follow-up on what Jay was asking about with some of the PIV things going on.

Are you able to provide at this time a list of agencies that you see as sort first ones out of the gate where you think you’re well positioned.  Or is that just a little bit too forward looking?

<A>:  It is, because you know what I’ve noticed is I’ve noticed it’s changed a little bit.  You know, one agency seems to be kind of in a hurry-up mode and then they say, well, we’re going to, you know we’re not, for all kinds of internal administrative reasons, we’re not going to be the first ones, you know, out on this.

People that have been showing an interest to move forward such as the Social Security Administration, we’re excited about those kind of prospects.  They appear to be one organization that’s ready to implement this kind of program quickly.

And there are a lot of others behind it.  I mean as you know this is an enormous undertaking.  And I think there’s probably a little bit of caution in who is going to be first and move forward with it.

But we are seeing happily a lot of folks that are moving to make their buying decisions.  And we anticipate that, you know, once sort of the summer vacation gets over in Washington and Labor Day comes and goes, we’ll see quite a bit of activity from some of the large agencies moving forward.

<Q>:  Couple other questions.  Can you provide any update on the status of your discussions with the AMEX as to your continued listing?

<A>:  Yes.  As I think you probably know, we were asked by the AMEX to basically brief them and file our plan for moving forward by the 29th of June, which we did actually well before that.

And you know that’s where the matter stands at this time.  You know, as a management, we’re not — we believe that that will not be of any consequence to the shareholders.  I mean by that I mean that we believe we’ll be able to solve any of the concerns or questions and answer the questions that the AMEX has to their satisfaction so that the listing will really be a non-issue in terms of concern about having it go forward.

<Q>:  And the other question was in terms of talking about cash on hand.  Obviously the number’s not the largest.  Any discussion about future financing plans that you can talk about at this time?

<A>:  Well, we did end the quarter with fairly low cash balances.  As you note we had a fairly good sized receivable balance, a good portion of that we’ve been able to collect.  But we do constantly monitor our cash balances.  It’s the type thing with a small company where it gets lean.  Then we get large payments and it goes back and forth.  We do constantly monitor whether or not we think we will in the near future require financing.  And that’s something that is looked at regularly.

<Q>:  The accounts receivable number was a pretty sizable number compared to cash on hand.  I guess in terms of that, that’s about, what, 2.2 million.  Do you have more information in terms of what’s actually I guess more collected versus you know it’s going to be farther out?

<A>:  The majority of that is collectible in the near future.  By that, a good portion of that has already been collected.  Of course, we’ve added to our accounts receivable with additional shipments.  But normally our accounts receivable are collectible within 45 day range.  Some of those at that time did stretch beyond the 60-day, but ultimately did come in.

<Q>:  Okay.  Great.  I appreciate it.  Thanks.

Operator:

  Our next question comes from Harvey Cohen with Equity Source Partners, please state your question.  Please go ahead, I’m sorry.

<Q>:  Hello?  Hello?

<A>:  Hi, Harvey.

<Q>:  Hi Jim, how are you?

<A>:  Good, thanks.

<Q>:  I wonder if you could give us a little color, expand on the experience you are having with Canada and the visa contract and if that proceeds forward what the contract would mean in terms of dollar, give us a feel what that could be, and also the same question on the passport contract.

<A>:  Sure.  Well, the implementation of the electronic visa program in Canada is going along very, very nicely.  The customer is very pleased with the ImageWare contribution to the project, and obviously we’re pretty excited.

It’s an opportunity to showcase Biometric Engine and it’s in fact exactly why Biometric Engine was built for these kind of large scale border management and identity management projects.

The terms of that which we discussed a while back, with everyone, is that this is a pilot.  It is going into a couple of locations you know for now.  And the intention is to run the pilot for 120 to 150 days or so.  That’s up to the government, by the way.  They actually have the ability to run it for as long or as short as they would like.

And at that point they will then consider the roll-out and the roll-out is to the, you know, well over 100 of the embassies around the world.

The original contract, the pilot, our portion of it was $522,000.  US.  And I don’t know because I haven’t seen a budgeted number, Harvey, for what the entire roll-out would be.  But I think the math is fairly easily done.  On that kind of roll-out.  We’re obviously excited about that.  As I said that’s why the engine was built.  And it’s out functioning in the environment it was intended to.  At the same time those projects are not unique to the government of Canada.  While they’re in the forefront of them.

Those are projects that biometric enablement of Visas and passports will become over the next year to year and a half very common place all over the world.  We’re excited because we will actually have a functioning live program in operating in the environment.

And we’ll be able to showcase that to other governments around the world.  I think it gives us a big leg up because we’re able to say you know we’ve already done this.  It’s a reference act.  That will serve us well going forward.

Canada is getting ready to receive bids on its passport, which will also be electronic and biometrically enabled.  I believe those bids are due sometime at the end of this month.  And obviously we’ll be participating in that.

You know to extent that, you know, we’re already chosen by Immigration Canada, obviously we, you know, we like our ability to participate in further projects.

As I said not just limited to Immigration Canada.  These then become, you know, references that you can use around the world to other governments contemplating the same kind of roll-out.

<Q>:  Thank you.  One follow-up.  Are these one-time revenue hits or is there a recurring nature to them?

<A>:  There’s always a services and maintenance component that’s been standard in our business model irrespective of what part of the business you look at.  And so that, you know, that’s there.

Most of these are not transactional-based projects for Visas and passports.  You know, they would have more to do with a number of people enrolled going forward.  So, no, they’re not one time hits.  There’s maintenance revenue.  There’s additional people that come into the database.  So there’s a number of — and there’s service revenue, upgrade revenue, a number of opportunities for future revenue after the initial implementation.

<Q>:  Okay.  Thank you.

Operator:

  Our next question comes from Zachary Prinski with Little Bear Investments please state your question.

<Q>:  Could you give us a little color, I think you did on the last conference call besides Canada.  What other countries are scrambling to get their passports in compliance with the new U.S. requirements for foreign travel and what sort of visa programs out there are you guys currently looking at?

<A>:  The biggest probably ones right now are the ones that are more closely allied with the U.S.   The UK is actually working both on electronic Visas and passports.  And we are involved with folks in that.

Government of Australia is also heading down the road for Visas and passports.  And we are also involved in that as well.

Other countries that are out there, taking a look at, there’s a number of countries that are in the Middle East that are looking at things and how to comply.  And there are a couple countries in Mexico and Latin America.

And we are aggressively pursuing with our partners all of those opportunities.  In fact, it’s hard to, as you get a little further afield, and by that I mean further away geographically, it’s just a little more difficult to predict the timing of some of those.

So I could say to you Canada is going out to bid in August.  You know, I’m not — already with you know one of the Latin America countries there’s just been a delay, which is very typical.

It doesn’t speak to anything other than just the sort of standard operating procedure in these places as the governments look at the bid, get ready to release it for whatever reason, decide to refine the specifications or put it into a different budget year.

But this is a tide that’s coming in and it’s not going out soon.  There will, as events of the world unfold, governments see absolutely no reason to at all reconsider moving ahead with biometric enablement into their travel documents.

<Q>:  Is there some U.S. mandated time line for any of these countries that don’t currently need Visas to get their passports up-to-date?

<A>:  Well, there was originally a requirement that in ’06 countries that were enjoying the so-called visa waiver would take steps to basically provide two biometric identifiers.  Obviously that’s one of the rules I think that’s very easy to make then reality sets in in what’s involved in taking a whole country’s infrastructure and changing it completely.  And so the rules have been relaxed a little bit to allow the countries a little more time to get that flexibility.

But you know right now under discussion is the use of a passport for travel between Canada and Mexico.  That’s a 2007 event.  And so you know in this country, as well as the countries that surround it, I think people are going to be over the next really short-term, you know, moving to biometrically enable these travel documents.

But it’s a big task.  It’s a difficult task for a country.  We’ve actually become a little more sympathetic, once you get in and are part of the working groups that are actually discussing specifications and how things are rolled out, it strikes you that it seems simple to go and state these things as required.  It’s hard to actually —

<Q>:  The ultimate details.  I can understand.

You listed a number of areas.  UK.  US Australia, Middle East Africa.  Early on the call you said we look forward to seeing near term success in the next 45 days is it fair to say any of those passport projects are what you guys are working on as Q3 events or do you think this is more of an ‘07 event?

<A>:  I think some are and there are some other areas.  As I said to Jeremy and to Jay in the earlier questions we’re pretty excited about the whole HSPD 12 PIV solution set.  We’ve designed I think heck of a solution, and it has been tested.  It’s been NIS certified and it’s ready to go to market.

And there, by the way, there is a requirement that the agencies start precuring these estimates not later than October of this year.  So that’s when I say near term success, that’s also part of our thinking looking forward.

<Q>:  When you say procure them, have these things been budgeted in ’06?

<A>:  Yes.

<Q>:  They are budgeted.  Thank you.  No more questions.

Operator:

  (Caller instructions) next question comes from Patrick [indiscernible] with [indiscernible] company.  Please state your question.

<Q>:  Good morning Jim and Wayne.  Could you talk a bit about the [indiscernible] count in the private sector, are you dealing — I’m reading more and more in the paper about how the major companies are all going to some sort of biometric solution to identify their own employees, their own computer systems and what’s going on internally.

<A>:  That’s a great question.  Actually the PIV, we tend to focus a lot on the U.S. federal government, which inspired the HSPB 12 set of requirements and the whole PIV solution set.

But you raised a terrific point.  That in fact has actually moved over now into the private sector.  A number of the large corporations that have multiple locations and tens if not hundreds of thousands of employees are adopting the same or similar requirements to implement into their own companies.

And, yeah, that’s been an actually an area of focus.  Some of the large retailers we have been, we have been pursuing for systems.  You know, of course, UPS has been a customer of ours for some time.  So we have you know some referencible accounts in the private sector where we have done the badging and credentialing.

These are PIV-type solutions that are web-based and enabled to be rolled out over lots of stores or facilities over a wide geographic area.

So, yeah, it’s actually an exciting opportunity, Pat.  And it is an area that I think you’ll see more from us going forward into that private sector.

<Q>:  And my second question is:  The group that you joined with Microsoft the other day, it seems to me in that sector, this is a private concern, correct?  This is not a government program in any way, shape or form.  The airports make this decision on their own.

<A>:  Yes, sir, correct.

<Q>:  It seems to me like, unless I’m reading it wrong, that the three major groups, you’re involved with all three?

<A>:  We are — we’re getting close to being involved in all three.

<A>:  I think that’s probably fair to say.  I mean obviously we were asked and we are absolutely delighted to participate with SafeLink and Microsoft in FLO.

Our products have been, as I said we’ve been making them known to a wide group of folks, and there are other people considering, you know, using them for one piece of that puzzle or another.

It is a private — it is a private consortium.  The airports do decide on who gets the award.  And of course the attractive thing from a business model is, of course, it’s all transactional-based revenue.  So the way it works is that the parties involved split the revenues on a per enrolled per year type of basis.

So it’s — but yeah we have dedicated ourselves in a big way to making the industry more aware of image wear and its products.  And I think that, you know, we have been successful to date, but we have a lot more to do.  And we’re excited about the prospects of participating with more folks going forward.

<Q>:  Thank you very much.

Operator:

Our next question comes from Michael Reiser with JMR Capital Partners.  Please state your question.

<Q>:  Two questions.  Do you have any concerns with all these big contracts out there of the actual funding of them?  And the second question is:  In terms of what you’re doing with Canada, what is the competition that we would be facing in that Canada type of business?

<A>:  Both good questions.  And you already asked them.  In funding, any time you have a government program, you know, that is budget-based, you worry to some degree that the budgeting will, you know, can shift.

But our experience so far has been that in these security projects, to be sure some of the budgeting has slipped, but it hasn’t gone away.  The funding hasn’t gone away.  So I think the funding is pretty rock solid.  It’s certainly rock solid on all the things that we’ve talked about this morning.  That’s another reason, of course, why we like our model dealing with the large system integrators, because they live in this world.  They are set up to function in this world and they are pretty tied in to the funding vehicles and who is doing the funding and the status of that.

So I think that’s paid us a lot of dividends by partnering up with those folks.  But, no, I think the projects we talked about, Mike, are, you know, look to us to be very solid going forward and money is going to get spent on them.

In terms of Canada, well, you know Biometric Engine has historically had a couple of competitors.  And DAON a private Irish company based in Dublin, but it operates in the U.S.   And to a smaller degree in the North American market [inaudible] from France.  And really those are the two folks that we run into the most on these things.  And I have no doubt, I’m sure that, you know, one or both of those folks will lock a bid in in Canada.

But we have a demonstrated product.  It is out there in other places, and it’s managing images in the tens of millions, and we don’t believe other folks can say that.  And so therefore as I said in my remarks, you know, we like our chances and we like them a lot.

<Q>:  Jim, as a follow-up up to that, what differentiates ImageWare from [indiscernible] or this Irish outfit.

Why would one pick ImageWare over those two, if you can elaborate on that.

<A>:  Couple reasons.  And some of them are pretty technical in terms of a comparison, so I won’t go down that road.  But the easiest way to look at it is, one, ease of use in the product.  The product is very flexible.  The product is, as I’ve said, you know, agnostic.  So it’s really, you know, we’re not forcing as some other vendors do, you know, our face recognition or our iris technology on you.

You as a vendor get to pick what you want.  And more importantly, Mike, you as a, excuse me, you as a consumer get to pick what you want.

You as a consumer also get to change whenever you want.  And some of the other systems, you know, when you’re locked in, you’re stuck with the technology.  And technology, as we know, changes very rapidly.  And for the first time because of the software-based approach, a customer has the ability and the choice to adopt new technology without completely trashing their entire previous investment.  And when you’re dealing with governments and budgeted funds, that’s an extremely large consideration.

So we offer that going forward as well.  I think also just a demonstrated track record.  Biometric Engine is out there.  You can call other people.  You can see it work in challenging environments.  It’s not a concept.  It’s not a beta.

You know, it’s not a one of.  It’s out there in a number of locations working every day in demanding environments.  So you’re not taking a chance.

And I think for a lot of governments that look at new technology that’s a huge leg up.

<Q>:  Thank you and good luck.

<A>:  Thanks, Mike.

Operator:

Thank you.  Ladies and gentlemen, there are no further questions at this time.  I will now turn the conference back over to your host to conclude.

Wayne Wetherell - ImageWare - CFO

Well, thanks again very much for your time and attention this morning.  We appreciate it.  We look forward to reporting to you certainly in our next call.  But you’ll hear from us again before then as events unfold.  And on behalf of all of us, we appreciate your support as well.  Look forward to talking again.

Operator:

  Thank you.  This concludes today’s conference.  Thank you all for your participation.